Exhibit 3.1

DEAN HELLER     STATE OF NEVADA   CHAS E. MOORE
Secretary of State          Securities Administrator
RENEE L. PARKER     SCOTT W. ANDERSON
Chief Deputy      Deputy Secretary
Secretary of State     for Commercial Recordings
PAM RUCKEL      ELlCK HSU
Deputy Secretary     Deputy Secretary
for Southern Illinois     for Elections
Filng Acknowledgement
October 25, 2006
Job Number     Corporation Number
C2006 I 025- I 033     C17608-1993
    Document Filng
Filng Description    Number    Date/Time of Filng
Amendment    20060684905-60    October 25,2006 10:30:16 AM
Corporation Name     Resident Agent
BRIGHTEC, INC.    CSC SERVICES OF NEVADA, INC.
The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.
Respectfully,
DEAN HELLER
Secretary of State
Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701.4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER STATE OF NEVADA CHAS E. MOORE
Secretary of State Securities Administrator
RENEE L. PARKER SCOTT W. ANDERSON
Chief Deputy Deputy Secretary
Secretary of State for Commercial Recordings
PAM RUCKEL ELlCK HSU
Deputy Secretary Deputy Secretary
for Southern Illinois for Elections
Certified Copy
October 25, 2006
Job Number: C20061025-1033
Reference Number:
Expedite:
Through Date:
The undersigned filing officer hereby certfies that the attached copies are tre and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.
Document Number(s) Description Number of Pages
20060684905-60 Amendment 2 Pages/l Copies
Respectfully,
DEAN HELLER
Secretary of State
By: [illegible]
Certification Clerk
Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Attachment for "Advanced Lumitech, Inc."
"The Corporation is authorized ot issue two classes of stock. One class of stock shall be Class "A" Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such destination, [illegible] and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue fo such stock adopted by the board of directos and may be made dependent upon their [illegible] oustide such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate [illegible] such designations, preferences, rights and qualifications, limitations or restrictions of such plans or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directions.
The total number of shares of stock of each class wich the Corporation shall have authority to issue and the par value of each class of stock are as follows"
Class Par Velue Authorized shares
Class "A' Common Stock $0.001 245,000,000
Preferred Stock $0.001 5,000,000
-----------
Totals 250,000,000

Entity#
C17608-1993
Document Number:
20060684905-60
Date filed:
10/26/04 10:30:16 AM
in the office of
Dean Heller
Secretary of State
Dean Heller
Secretary of State
204 N. Carson Street, Suite 1
Carson City, Nevada 89701.4299
(776-864-8706
website: secretaryofstate.biz
Certificate of Amendment
(Pursuant to nrs78-385 and 78,390
Certifiate of Amendment to Article of Incorporation
for Nevada Profit Corporations
(Purusant to NRB 78,385 and 78,300 - After issuance of stock)
1. Name of corporation
Advanced Lumitech, Inc.
2. The articles have been amended as follows (provide article numbers, if available):
1. The articles of incorporation of the Corporation are hereby amendment by replacing Article I, in its entirety, with the following:
"the name of the corporation is Brightec, Inc."
2. the articles of incorporation of the Corporation are hereby amended by replacing Article
IV, in its entirety, with the following:
See attached.
3. The vothe by which the stockholders holding shares in this corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the Voting Power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of amendment(s); 61,512,231
4. Effective date of filing (optional):
5. Office signature (required) /s/ Patrick Planche, Patrick Planche, President, Chief Executive Officer, Treasurer and Secretary